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                                                                   EXHIBIT 10.20

                              SECONDMENT AGREEMENT

         THIS SECONDMENT AGREEMENT (this "Agreement") is entered into as of April 5, 1995 (the "Effective Date"), by and between Gaffney, Cline & Associates, Inc. ("GCA"), YPF, S.A. ("YPF") and Maxus Energy Corporation ("Maxus").

                                 W H E R E A S:

         YPF and Maxus have requested that Peter D. Gaffney ("Gaffney") serve as Chief Executive Officer and a Director of Maxus.

         Gaffney is currently a principal of GCA and its affiliates.

         GCA and its affiliates are international energy consultants providing services to a broad base of clients, including YPF and Maxus.

         GCA is willing to consent to the secondment of Gaffney to Maxus on the terms and conditions described herein.

         NOW THEREFORE, in consideration of the premises and the mutual consents and agreements set forth herein, the parties hereto agree as follows:

         1. Secondment. GCA consents to the secondment of Gaffney to Maxus for a term commencing on the date hereof and terminating September 30, 1995 (the "Initial Term"); provided that the term may be extended (each extension, an "Extension Period") by mutual consent of the parties.

         2. Initial Fee; Extension Fees. Upon execution of this Agreement, Maxus shall pay GCA a fee (the "Initial Fee") of $500,000 (U.S.). In the event the parties agree to an Extension Period, Maxus shall pay an additional fee (an "Extension Fee") of $500,000 (U.S.) on or before the commencement of such Extension Period. The Initial Fee and any Extension Fee are nonrefundable notwithstanding the termination of Gaffney's employment with Maxus during the Initial Term or during any Extension Period, as the case may be.

         3. Existing Arrangements. Each of the parties hereto acknowledges that YPF and Maxus have existing contractual arrangements with GCA (the "Existing Arrangements") pursuant to which GCA provides professional services to YPF, Maxus and their respective affiliates. Each of the parties hereto further acknowledges that such Existing Arrangements are anticipated to continue in effect for the foreseeable future. By executing this Agreement, YPF and Maxus each ratifies and affirms such Existing Arrangements and expressly waives any actual or potential conflict of interest now existing, or that may hereafter arise, as a result of or relating to Gaffney's secondment to Maxus and the continued performance of GCA under the Existing Arrangements during and after the Initial Term and any Extension Period.

         4.      Indemnification.

                 a. Scope of Indemnity. Each of YPF and Maxus shall indemnify GCA and its affiliates and their respective officers, directors, shareholders, employees, agents and attorneys (each, a "GCA Indemnitee") against and hold GCA Indemnitee harmless from any judgments,






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fines, losses, claims, costs (including, without limitation, court costs and costs of settlement incurred by GCA Indemnitee) and reasonable expenses (including, without limitation, reasonable attorneys' fees) sustained or incurred by GCA Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of YPF or Maxus, as the case may be), if GCA Indemnitee is or was a party or is threatened to be made a party thereto by reason of (directly or indirectly) (i) the fact that Gaffney is or was a director or officer of Maxus, (ii) the fact that Gaffney is or was serving at the request of YPF or Maxus as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, or (iii) any action or inaction (negligent or otherwise) by Gaffney while acting as a director or officer of Maxus or as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise at the request of YPF or Maxus. In the event that any claim or demand for which YPF or Maxus would be liable to GCA Indemnitee hereunder is asserted against or sought to be collected from GCA Indemnitee by a third party, YPF or Maxus, as the case may be, shall, at its sole cost and expense, assume the defense of such claim or demand; provided, however, that in the event GCA is advised by counsel that it may have defenses different from or in addition to those that may be asserted by YPF or Maxus in its own behalf, GCA Indemnitee shall have the right to retain separate legal counsel to monitor the status and disposition of any claim or demand for which YPF or Maxus would be liable to GCA Indemnitee hereunder and, further, GCA Indemnitee and GCA Indemnitee's counsel shall be entitled to participate in, jointly with the counsel of YPF or Maxus in defending such action and the costs of so doing shall be fully covered by the indemnity provided by this Agreement.

                 b. Expenses Related to Indemnity. Expenses incurred by GCA Indemnitee in defending an action, suit or proceeding referenced in Section 4(a) hereof shall be paid by YPF or Maxus, as the case may be, in advance of the final disposition of such action, suit or proceeding at the written request of the GCA Indemnitee and upon the presentation of documents supporting the expenses for which reimbursement is sought. Prompt payment shall be made of any request for an advance pursuant to this Section 4(b) and in any event within ten (10) business days of receipt of the written request of the GCA Indemnitee. GCA Indemnitee may contest any refusal to make an advance by petitioning a court of appropriate jurisdiction to make an independent determination respecting Indemnitee's right to receive an advance, in accordance with the terms of Section 4(c) hereof.

                 c. Enforcement of Indemnity Rights. The right to indemnification or advances as provided by this Agreement shall be enforceable by GCA Indemnitee in any court of competent jurisdiction. YPF or Maxus, as the case may be, shall have the burden of proving that indemnification or advances are not required. YPF and Maxus agree to indemnify GCA Indemnitee against and hold GCA Indemnitee harmless from any judgments, fines, losses, claims, costs (including, without limitation, costs of settlement incurred by GCA Indemnitee) and reasonable expenses (including, without limitation, reasonable attorney's fees and court costs) sustained or incurred by GCA Indemnitee in connection with an action, suit or proceeding to establish GCA Indemnitee's rights to indemnification or advances pursuant to this Agreement if such right to indemnification is established or agreed to in part or in whole.

                 d. Survival of Indemnity Rights. The indemnity rights set forth in this Section 4 shall survive the termination of Gaffney's employment with Maxus.





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         5.      Successors and Assigns. This Agreement will be binding upon, and inure to the benefit of Maxus, YPF and their respective affiliates, successors and assigns and shall be binding upon and inure to the benefit of GCA and its affiliates (including, without limitation, each GCA Indemnitee), successors and assigns.

         6. Modification or Waiver. No amendment, modification, waiver, termination or cancellation for this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought; it being understood and agreed that GCA shall be entitled to amend, modify, waive, terminate or cancel this Agreement on the behalf of any GCA Indemnitee.

         7. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS.

         8. Severability. Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

         9. Counterparts. This Agreement may be executed on separate counterparts each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement this
2nd day of May, 1995 effective as of the date first above written.

                                   MAXUS ENERGY CORPORATION

                                   By:    /s/ MARK GENTRY
                                      ---------------------------------------
                                       Name:  Mark Gentry
                                            ---------------------------------
                                       Title: Vice President
                                             --------------------------------

                                   YPF, S.A.

                                   By:    /s/ CEDRIC D. BRIDGER
                                      ---------------------------------------
                                       Name:   Cedric D. Bridger
                                            ---------------------------------
                                       Title:  Vice President
                                             --------------------------------


                                   GAFFNEY, CLINE & ASSOCIATES, INC.

                                   By:    /s/ WILLIAM B. CLINE
                                      ---------------------------------------
                                              William B. Cline, President












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